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  As filed with the Securities and Exchange Commission on January 7, 1997
                                                     Registration No. 333-18893

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                _______________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            Scientific-Atlanta, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                      GEORGIA                             58-0612397
           (State or Other Jurisdiction of (I.R.S. Employer Identification No.) Incorporation or Organization)

          ONE TECHNOLOGY PARKWAY, SOUTH                    30092
               NORCROSS, GEORGIA                         (Zip Code)
       (Address of Principal Executive Offices)



                        1996 EMPLOYEE STOCK OPTION PLAN
                            (Full Title of the Plan)


                                             Please address a copy of all
          James F. McDonald                        communications to:
       Chief Executive Officer
       Scientific-Atlanta, Inc.               William E. Eason, Jr., Esq.
    One Technology Parkway, South               Scientific-Atlanta, Inc.
        Norcross, Georgia 30092              One Technology Parkway, South
(Name and Address of Agent For Service)        Norcross, Georgia 30092
                                              Telephone:  (770) 903-5000

            (770) 903-5000
(Telephone Number, Including Area Code, of Agent for Service)




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                                  SIGNATURE



        Pursuant to the requirements of the Securities Act of 1933 and the Power of Attorney contained in Registration Statement No. 333-18893, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to the Form S-8 Registration Statement for the Registrant's 1996 Employee Stock Option Plan and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned thereunto duly authorized, in Gwinnett County, State of Georgia, on this 7th day of January, 1997.




                                        SCIENTIFIC-ATLANTA, INC.




                                        By:  /s/ Harvey A. Wagner
                                             --------------------------------
                                             Harvey A. Wagner, Chief
                                             Financial Officer, Senior Vice
                                             President-Finance & Treasurer

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                                 EXHIBIT INDEX
                                      TO
                        POST-EFFECTIVE AMENDMENT NO. 1

Exhibits


4.           1996 Employee Stock Option Plan